UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3, 2026

Cycurion, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41214	86-3720717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1640 Boro Place, Suite 420C McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 341-6680

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CYCU	The NASDAQ Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $345.00 per share	CYCUW	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On May 21, 2026 (the “Execution Date”), Cycurion, Inc. (the “Company”) entered into that certain merger agreement (the “Merger Agreement”) with Cycurion Merger Sub, LLC, a wholly owned subsidiary (“Merger Sub”), and Secuvant, LLC (“Secuvant”). Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Merger Agreement.

Pursuant to the Merger Agreement, Merger Sub will merge with and into Secuvant in a reverse merger transaction, with Secuvant surviving the Merger as a wholly owned subsidiary of the Company (the “Merger”). On June 3, 2026, the Merger was consummated and all of Secuvant’s equity interests were cancelled and converted into the right to receive the Merger Consideration (as defined below). The surviving entity will succeed to all of the Secuvant’s assets, liabilities, rights, and obligations by operation of law and continue its business as a subsidiary of the Company.

For more information on the Merger, please see the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 29, 2026.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Registration Rights Agreement

On June 3, 2026, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Secuvant and the former equityholders of Secuvant (the “Holders”) in connection with the consummation of the transactions contemplated by that certain Merger Agreement. Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file with the SEC a registration statement covering the resale of shares of common stock issuable upon conversion of shares of the Company’s preferred stock held by the Holders and to use commercially reasonable efforts to cause such registration statement to be declared effective within specified timeframes.

The Company further agreed to keep such registration statement continuously effective until the earlier of the date on which all such securities have been sold or the date on which such securities may be sold pursuant to Rule 144 without restriction. The Registration Rights Agreement also contains customary provisions relating to indemnification, cooperation in connection with resales, and limitations on naming Holders as underwriters without their consent.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Lock-Up Agreement

On June 3, 2026, the Company also entered into lock-up agreements (the “Lock-Up Agreements”) with the Holders. Pursuant to the Lock-Up Agreements, the Holders agreed that, during the period beginning on the Closing date of the Merger and ending six months thereafter, they will not, directly or indirectly, transfer, sell, pledge or otherwise dispose of any preferred stock received in the Merger or any shares of common stock issuable upon conversion thereof, subject to limited exceptions, including certain transfers to affiliates, by operation of law, or in connection with a change of control transaction.

The Lock-Up Agreements further provide that any permitted transferee must agree to be bound by the same restrictions and that the Company may impose stop-transfer instructions and legends to enforce such restrictions. Following expiration of the lock-up period, any transfers of such securities remain subject to the limitations contained in the Leak-Out Agreements (as defined below). In addition, the Lock-Up Agreements include a price-based acceleration provision, pursuant to which all transfer restrictions will terminate automatically if the Company’s common stock trades at or above a specified price threshold for a defined period, subject to compliance with applicable securities laws.

The foregoing description of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Lock-Up Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Leak-Out Agreement

On June 3, 2026, the Company further entered into leak-out agreements (the “Leak-Out Agreements”) with the Holders. The Leak-Out Agreements provide that, following the expiration of the lock-up period, the Holders may transfer their securities only during a specified period of five fiscal quarters and subject to contractual limitations designed to promote an orderly market. In particular, the Leak-Out Agreements limit the amount of securities that may be sold by each Holder in any calendar quarter to twenty percent of the securities originally issued to such Holder, with any unused capacity carried forward to subsequent quarters. The Leak-Out Agreement requires that all transfers be effected in compliance with applicable securities laws, including Rule 144, and in an orderly market manner, and permit the Company to impose stop-transfer instructions to enforce compliance. The Leak-Out Agreements also include a price-based acceleration provision similar to that contained in the Lock-Up Agreements, pursuant to which all contractual transfer restrictions terminate if the Company’s common stock trades above a specified price threshold for a defined period.

The foregoing description of the Leak-Out Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Leak-Out Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Escrow Agreement

On June 3, 2026, the Company entered into an escrow agreement (the “Escrow Agreement”) with Zions Bancorporation, National Association, as escrow agent (the “Escrow Agent”), and Ryan Layton, solely in his capacity as the authorized representative of the Company Equityholders (the “Authorized Representative”), in connection with the consummation of the transactions contemplated by the Merger Agreement. Pursuant to the Escrow Agreement, the Company is required to deposit an amount equal to ten percent (10%) of the Base Merger Consideration (the “Escrow Amount”) into one or more escrow accounts to secure indemnification obligations of the Company Equityholders under the Merger Agreement.

The Escrow Agreement provides that the Escrow Amount consists of both cash and equity components, which are to be deposited and held by the Escrow Agent and released only in accordance with specified written instructions and the terms of the Merger Agreement. The Escrow Agent acts in a ministerial capacity and may rely on instructions from the Company and the Authorized Representative without independent verification. The escrowed funds and securities may be used to satisfy indemnification claims and will otherwise be released to the Company Equityholders upon expiration of the escrow period, subject to any pending claims.

The Escrow Agreement also includes detailed provisions governing disbursement mechanics, including staged funding tied to Merger Consideration payments, procedures for withholding amounts in respect of indemnification claims, and allocation of proceeds among the Company Equityholders in accordance with agreed distribution percentages. The Escrow Agent is entitled to customary protections, including limitations of liability, indemnification by the parties, and the right to rely on written instructions. The Escrow Agreement terminates upon the expiration of the escrow period and the distribution of all escrow property, subject to retention of amounts necessary to resolve pending claims.

The foregoing description of the Escrow Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Escrow Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K.

Employment Agreement

On June 3, 2026, the Company entered into an employment arrangement with Danny White pursuant to an offer letter (the “Employment Agreement”), under which Mr. White will serve as the Company’s Chief Product Officer and report directly to the Chief Executive Officer.

Pursuant to the Employment Agreement, Mr. White will receive an initial annual base salary of $185,000, payable in accordance with the Company’s standard payroll practices, and will be eligible to earn an annual performance-based bonus based on individual and Company performance, with payment timing subject to the completion of audited financial statements. The Employment Agreement also provides for a one-time sign-on bonus of $30,000, payable in installments and subject to repayment under certain circumstances if employment terminates within twelve months.

In addition, the Employment Agreement contemplates an equity compensation package to be provided under a separate agreement, consisting of an initial grant of restricted stock units with a total target value of $250,000, including an early vesting tranche and additional vesting over a three-year period, subject to approval by the Company’s board of directors. The agreement further provides that Mr. White will be eligible to participate in the Company’s employee benefit plans and executive policies, including health and welfare benefits and an unlimited paid time off policy, subject to Company policies and applicable law.

Mr. White’s employment is at-will, meaning that either the Company or Mr. White may terminate the employment relationship at any time, subject to applicable law and Company policies.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K.

Advisory Agreement

On June 3, 2026, the Company entered into an advisory services agreement (the “Advisory Agreement”) with Ryan Layton (the “Advisor”), the former Chief Executive Officer of Secuvant, in connection with the consummation of the transactions contemplated by the Merger Agreement. The Advisory Agreement became effective upon the Closing of the Merger and is expressly contingent upon the consummation of such Closing.

Pursuant to the Advisory Agreement, the Advisor has agreed to provide non-exclusive, part-time advisory services to the Company on a best-efforts basis, as reasonably requested by the Company’s Chief Executive Officer from time to time. The scope of such services includes, among other things, supporting customer and partner relationships, facilitating transition and integration efforts following the merger, providing institutional knowledge relating to Secuvant’s business and operations, and assisting with continuity of key commercial and operational functions.

The Advisory Agreement has an initial term of six (6) months from the effective date and may be extended for an additional six (6) month period upon mutual agreement of the parties. Following the first ninety (90) days after the effective date, either party may terminate the agreement upon thirty (30) days’ prior written notice, and either party may terminate immediately in the event of an uncured material breach.

In consideration for the services, the Company has agreed to pay the Advisor a monthly cash retainer of $3,000, payable in advance, and to reimburse reasonable, pre-approved out-of-pocket expenses. The Advisor is not entitled to any additional compensation or employee benefits under the agreement and will serve as an independent contractor.

The Advisory Agreement also contains customary provisions relating to confidentiality, ownership of work product, and non-solicitation of employees for a specified period following the term. In addition, the agreement includes customary limitations of liability and provides that it is governed by Delaware law

The foregoing description of the Advisory Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Advisory Agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series I Convertible Preferred Stock

We have authorized 888,888 shares of our Series I Convertible Preferred Stock, par value $0.0001 per share, with a stated value of $2.25 per share.

The material attributes of the shares of our Series I Convertible Preferred Stock are:

Voting Rights: Holders of shares of our Series I Convertible Preferred Stock shall not have voting rights, except as required by law (including without limitation, the Delaware General Corporation Law) and with respect to certain protective provisions contained in the Certificate of Designation.

Dividend Rights: Holders of shares of our Series I Convertible Preferred Stock shall not be entitled to receive cash dividends. Any stock splits, stock dividends or similar distributions on the Company’s Common Stock will be reflected through proportional adjustments to the conversion terms.

Conversion Rights: Shares of our Series I Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into shares of Common Stock, subject to a conversion price of $2.25 per share (subject to adjustment) and subject to certain beneficial ownership limitations, initially set at 4.99% (but may be increased to 9.99% upon notice).

Liquidation Preference: Holders of shares of our Series I Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up, whether voluntary or involuntary, shall be entitled to receive out of the assets of the Company, before any distribution to holders of Common Stock, an amount equal to the greater of (i) the stated value plus any accrued and unpaid amounts, or (ii) the amount such holder would receive if the Preferred Stock had been converted into Common Stock immediately prior to such event.

Protective Provisions: As long as any shares of Series I Convertible Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the outstanding shares of Series I Convertible Preferred Stock, (a) alter or change adversely the powers, preferences or rights of the Series I Convertible Preferred Stock, (b) amend its certificate of incorporation or other charter documents in a manner that adversely affects the holders, (c) increase the number of authorized shares of Series I Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

The foregoing summary of the terms, rights and preferences of the Series I Convertible Preferred Stock, filed with the State of Delaware on June 3, 2026, is qualified in its entirety by reference to the text of the Series I Convertible Preferred Stock Certificate of Designation, which is filed hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On June 9, 2026, the Company issued a press release, announcing the closing of the Merger. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated May 21, 2026
3.1	Series I Convertible Preferred Stock Certificate of Designation
10.1	Registration Rights Agreement, dated June 3, 2026
10.2	Lock-Up Agreement, dated June 3, 2026
10.3	Leak-Out Agreement, dated June 3, 2026
10.4	Escrow Agreement, dated June 3, 2026
10.5	Employment Agreement, dated June 3, 2026
10.6	Advisory Agreement, dated June 3, 2026
99.1	Press Release dated June 9, 2026
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCURION, INC.

Date:	June 9, 2026	By:	/s/ L. Kevin Kelly
		Name:	L. Kevin Kelly
		Title:	Chief Executive Officer